UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2019

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in its Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices) (Zip Code)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZYNE	The NASDAQ Global Market

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐    Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐    Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2019, Thomas L. Harrison, LH.D tendered his resignation from the Board of Directors (the “Board”) of Zynerba Pharmaceuticals, Inc. (the “Company”), effective April 30, 2019. Dr. Harrison’s term would have otherwise expired at the 2019 annual meeting of the stockholders of the Company. Dr. Harrison was the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. On April 30, 2019, the Board accepted his resignation. Dr. Harrison resigned to focus on his role with Merida Capital Partners in his capacity as Senior Operating Partner. Dr. Harrison’s resignation did not involve any disagreement with the Company.

The Board has reduced the number of directors of the Company from eight to seven and has appointed John P. Butler to succeed Dr. Harrison as a member of the Compensation Committee and Pamela Stephenson to succeed Dr. Harrison as Chair of the Nominating and Corporate Governance Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

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